                                                             OMB APPROVAL
                                                      --------------------------
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                            Crossroads Systems, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                                 CROSSROADS (TM)

                            CROSSROADS SYSTEMS, INC.

                            8300 N. MOPAC EXPRESSWAY
                               AUSTIN, TEXAS 78759

                                January 29, 2004

Dear Stockholder:

         You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Crossroads Systems, Inc., which will be held at our corporate headquarters at 8300 N. MoPac Expressway, Austin, Texas 78759 on Thursday, March 4, 2004, at 9:00 a.m. Central Time.

         Details of the business to be conducted at the Annual Meeting are given in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. You will also have the opportunity to hear what has happened in our business in the past year and to ask questions.

         We hope that you can join us at the meeting. However, whether or not you plan to attend, please sign and return your Proxy in the enclosed envelope, or vote your shares by telephone or the internet as soon as possible so that your vote will be counted.

                                          Sincerely,

                                          Robert C. Sims
                                          President and Chief Executive Officer

                    [This page is intentionally left blank.]

                            CROSSROADS SYSTEMS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MARCH 4, 2004

TO THE STOCKHOLDERS OF CROSSROADS SYSTEMS, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Crossroads Systems, Inc., a Delaware corporation, will be held on Thursday, March 4, 2004, at 9:00 a.m. Central Time, at our corporate headquarters at 8300
N. MoPac Expressway, Austin, Texas 78759 for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

         1. To elect two Class III directors to serve until our 2007 Annual Meeting of Stockholders, or until their successors are duly elected and qualified;

         2. To approve an amendment to our 1999 Employee Stock Purchase Plan that will, beginning with the June 1, 2004 purchase period, (i) increase the maximum number of shares of our common stock purchasable in the aggregate by all participants on any one purchase date under the plan by 112,500 shares, from 75,000 shares to 187,500 shares, and (ii) eliminate the provision of the plan which states that any one participant on any one purchase date may purchase a maximum of 750 shares of our common stock. In addition, beginning with the December 1, 2004 purchase period, it will amend and restate the plan to change from two-year purchase periods to six-month purchase periods;

         3. To ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending October 31, 2004; and

         4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         Only stockholders of record at the close of business on January 5, 2004 are entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our executive offices.

         All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the Proxy in the envelope enclosed for your convenience, or vote your shares by telephone or the internet as promptly as possible. Telephone and internet voting instructions can be found on the attached Proxy Card. Should you receive more than one Proxy because your shares are registered in different names and addresses, each Proxy should be signed and returned, or voted by telephone or the internet to assure that all your shares will be voted. You may revoke your Proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by Proxy, your Proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                        Sincerely,

                                        Andrea Wenholz
                                        Vice President, Chief Financial Officer,
                                        Secretary and Treasurer

Austin, Texas
January 29, 2004

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, AND VOTE YOUR SHARES BY TELEPHONE, BY THE INTERNET OR BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURNING IT IN THE ENCLOSED ENVELOPE.

                            CROSSROADS SYSTEMS, INC.

                            8300 N. MOPAC EXPRESSWAY
                               AUSTIN, TEXAS 78759

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MARCH 4, 2004

GENERAL

         The enclosed Proxy is solicited on behalf of the Board of Directors of Crossroads Systems, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on Thursday, March 4, 2004. The Annual Meeting will be held at 9:00 a.m. Central Standard Time at our corporate headquarters at 8300
N. MoPac Expressway, Austin, Texas 78759. These proxy solicitation materials were mailed on or about January 29, 2004, to all stockholders entitled to vote at our Annual Meeting.

VOTING

         The specific proposals to be considered and acted upon at our Annual Meeting are summarized in the accompanying notice and are described in more detail in this Proxy Statement. On January 5, 2004, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, we had 25,049,221 outstanding shares of our common stock and no outstanding shares of our preferred stock. Each stockholder is entitled to one vote for each share of common stock held by such stockholder on January 5, 2004. The presence, in person or by proxy, of the holders of a majority of our shares entitled to vote is necessary to constitute a quorum at this Annual Meeting. Stockholders may not cumulate votes in the election of directors. The vote of a plurality of the shares of our common stock present in person or represented by proxy at this meeting and entitled to vote on the election of directors is necessary for the election of a director. The nominees receiving the greatest number of votes at this meeting will be elected to our Board of Directors, even if they receive less than a majority of such shares.

         All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes (i.e., a proxy submitted by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter). Abstentions and broker non-votes will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for the purposes of determining whether a proposal has been approved.

PROXIES

         If the enclosed form of Proxy is properly signed and returned or if you properly follow the instructions for telephone or internet voting, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If you sign and return your Proxy without specifying how the shares represented thereby are to be voted, the Proxy will be voted FOR the election of the directors proposed by our Board of Directors unless the authority to vote for the election of such director is withheld and, if no contrary instructions are given, the Proxy will be voted FOR the ratification of the selection of KPMG LLP as our independent auditors and FOR the amendment to our 1999 Employee Stock Purchase Plan. You may revoke or change your Proxy at any time before the Annual Meeting by filing with our corporate secretary at our principal executive offices at 8300 N. MoPac Expressway, Austin, Texas 78759, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

SOLICITATION

         We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

         Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, stockholder proposals to be presented at our 2005 Annual Meeting of Stockholders and in our Proxy Statement and form of Proxy relating to that meeting must be received by us at our principal executive offices in Austin, Texas, addressed to our Corporate Secretary, not later than October 2, 2004, the date which is 120 days prior to January 29, 2005. These proposals must comply with applicable Delaware law, the rules and regulations promulgated by the Securities and Exchange Commission and the procedures set forth in our bylaws. Unless we receive notice in the manner specified in the previous sentence, the Proxy holders shall have discretionary authority to vote against any proposal presented at our 2005 Annual Meeting of Stockholders.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING

                       PROPOSAL ONE: ELECTION OF DIRECTORS

GENERAL

         Our Board of Directors is divided into three classes of directors, as nearly equal in size as practicable, and each of which will serve staggered three-year terms or until his or her successor has been duly elected and qualified. At this Annual Meeting, we will be electing two Class III directors whose terms will expire at our 2007 Annual Meeting. Our Board of Directors currently consists of six persons. Both of the nominees listed below are current directors.

         Both nominees for election have agreed to serve if elected, and management has no reason to believe that the nominees will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by our present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

NOMINEES FOR CLASS III DIRECTORS WHOSE TERMS EXPIRE AT THE 2007 ANNUAL MEETING OF STOCKHOLDERS

         The following table sets forth the name, age and current position of each person who is a nominee for election as one of our directors:

                                       PROPOSED CLASS OF
     NAME       AGE  CURRENT POSITION      DIRECTOR
--------------  ---  ----------------  -----------------
Robert C. Sims  36       Director          Class III

Paul S. Zito    48       Director          Class III

                        NOMINEES FOR CLASS III DIRECTORS

ROBERT C. SIMS, 36, is our President and Chief Executive Officer and has served as a member of our Board of Directors since November 2003. From May 2002 to September 2003, Mr. Sims served as our Chief Operating Officer. From April 2001 to May 2002, Mr. Sims served as our Vice President of Engineering and Operations. From July 2000 to April 2001, Mr. Sims served as our Vice President of Operations and Corporate Quality. From March 1999 to July 2000, Mr. Sims served as our Director of Operations. From January 1998 to March 1999, Mr. Sims managed the advanced manufacturing and product test organizations at Kentek Corp. From 1990 to 1998, Mr. Sims served in various capacities at Exabyte, including manager of the manufacturing engineering and quality organizations for the high-end tape drive division. Mr. Sims holds a B.S.E.E. from Colorado State University.

PAUL S. ZITO, 48, has served as a member of our Board of Directors since April 2000. Since July 1998, Mr. Zito has served as President of Z Start I, L.P., a private investment firm. From April 1996 to April 1998, Mr. Zito served as Chief Operating Officer, Secretary, and Treasurer of NetSpeed, Inc., a privately held company that was acquired by Cisco Systems. From 1993 to March 1996, Mr. Zito served as Chief Financial Officer and director of NetWorth, Inc, a publicly traded company that was acquired by Compaq in 1995. Mr. Zito also serves as a member of the board of directors of TippingPoint Technologies. Mr. Zito holds a B.A. in Accounting from the University of Texas.

OTHER DIRECTORS

         Set forth below is information concerning our other directors whose term of office continues after this Annual Meeting.

Class I Directors Whose Terms Expire at the 2005 Annual Meeting of Stockholders.

DAVID L. RIEGEL, 65, has served as a member of our Board of Directors since November 1997. From September 2002 to January 2003, Mr. Riegel served as the President and Chief Executive Officer of Nanotechnologies, Inc. From November 1992 to September 1997, Mr. Riegel served as Chief Operating Officer of Exabyte Corporation. Mr. Riegel holds a B.S.E.E. from Purdue University.

BRIAN R. SMITH, 38, is our co-founder and has served as our Chairman of the Board since our inception in April 1995. From November 2001 to May 2002 and again since September 2003, Mr. Smith has served as general partner of Convergent Investors, a venture capital firm. Mr. Smith served as our Chief Executive Officer from our inception until November 2001 and again from May 2002 to September 2003, and as our President from our inception until October 1997 and again from May 2002 to September 2003. Mr. Smith also serves on the board of directors of several private companies. Mr. Smith holds a B.S.E.E from the University of Cincinnati and an M.S.E.E. from Purdue University.

Class II Directors Whose Terms Expire at the 2006 Annual Meeting of
Stockholders.

RICHARD D. EYESTONE, 57, has served as a member of our Board of Directors since May 1999. Mr. Eyestone has served as the President and Chief Executive Officer of SmartSwing, Inc. since February 2003. From 1993 to September 1996, Mr. Eyestone was employed at Bay Networks as Vice President of Sales and, from September 1996 to September 1998, as Senior Vice President of Market and Product Management. Mr. Eyestone also serves on the board of directors of TippingPoint Technologies, as well as several private companies. Mr. Eyestone holds a B.S. in education from Drake University and an M.B.A. from the University of Iowa.

WILLIAM P. WOOD, 48, has served as a member of our Board of Directors since December 1996. Since 1996, Mr. Wood has also served as general partner of Silverton Partners, a venture capital firm. From 1984 to 2003, Mr. Wood was a general partner and, for certain funds created since 1996, a special limited partner with Austin Ventures, a venture capital firm. Mr. Wood also serves on the board of Silicon Laboratories Inc. as well as several private companies. Mr. Wood holds a B.A. in history from Brown University and an M.B.A. from Harvard University.

BOARD COMMITTEES AND MEETINGS

         During the fiscal year ended October 31, 2003, our Board of Directors held nine meetings and did not act by written consent. The Board of Directors has an Audit Committee and a Compensation Committee. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served during fiscal 2003.

         Audit Committee. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities for:

                  -        the integrity of our financial statements;

                  - our financial reporting process, systems of internal accounting and financial controls;

                  - the independent auditors' qualifications, compensation and independence; and

                  - the adequacy of our internal accounting controls, the need for an internal audit function and the performance of the independent auditors.

         The Board of Directors maintains a written charter for the Audit Committee, a copy of which is attached as Appendix A to this Proxy Statement. The members of the Audit Committee are Messrs. Riegel, Wood and Zito. Mr. Zito serves as the Chairman of the Audit Committee. The Audit Committee held six meetings during fiscal 2003. The Board of Directors has determined that all members of the Audit Committee are "independent" as that term is defined in Rule 4200(a)(15) of the Marketplace Rules of The NASDAQ Stock Market, Inc. The Board has determined that Mr. Zito is qualified as an "audit committee financial expert" under Item 401(h) of Regulation S-K.

         Compensation Committee. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding our compensation policies and all forms of compensation to be provided to our directors, executive officers and certain other employees. In addition, the Compensation Committee reviews bonus and stock compensation arrangements for all of our other employees. The Compensation Committee also administers our stock option and employee stock purchase plans. The members of the Compensation Committee are Messrs. Eyestone and Zito. The Compensation Committee held seven meetings during fiscal 2003. The Board of Directors has determined that all members of the Compensation Committee are "independent" as that term is defined in Rule 4200(a)(15) of the Marketplace Rules of The NASDAQ Stock Market, Inc.

EXECUTIVE SESSIONS

         Non-management directors meet regularly in executive sessions without management or management directors present. "Non-management" directors are those who are not officers but include directors, if any, who are not "independent" by virtue of the existence of a material relationship with Crossroads. Executive sessions are led by our "Lead Director." Mr. Riegel has been designated as the Lead Director. An executive session is held in conjunction with each regularly scheduled Board of Directors meeting and other sessions may be called by the Lead Director in his or her own discretion or at the request of the Board of Directors.

         Independent directors also meet regularly in closed sessions. The Board of Directors has determined that each of Messrs. Eyestone, Riegel, Wood and Zito are independent as defined in Rule 4200(a)(15) of the Marketplace Rules of The NASDAQ Stock Market, Inc. Our Lead Director leads these sessions.

DIRECTOR NOMINATION

         Due to the relatively small size of our company and the resulting efficiency of a Board of Directors that also is limited in size, as well as the lack of turnover in our Board of Directors, the Board of Directors has determined that it is not necessary or appropriate at this time to establish a separate Nominating Committee. Potential candidates are discussed by the entire Board of Directors, and director nominees are selected by a majority of the independent directors meeting in executive session. Both of the nominees recommended for election to the Board of Directors at the Annual Meeting are current directors standing for re-election.

         The Board of Directors believes that it is appropriate that the majority of the Board of Directors be comprised of independent directors as set forth in the Marketplace Rules 4200 and 4350 of The NASDAQ Stock Market, Inc. and it is desirable to have at least one "financial expert" on the Board of Directors as set forth in Section 401(h) of Regulation S-K under the federal securities laws. When considering potential director candidates, the Board also considers the candidate's character, judgment, diversity, age, skills, including financial literacy, and experience in the context of the needs of Crossroads and the Board of Directors. To date, we have not paid any fees to any third party to identify or evaluate or assist in identifying or evaluating potential nominees.

         Our bylaws include a procedure whereby our stockholders can nominate persons for election to the Board of Directors. The Board of Directors will consider director candidates recommended by our stockholders in a similar manner as those recommended by members of management or other directors, provided the stockholder submitting such nomination has complied with the procedures set forth in our bylaws. To date, we have not received any recommended nominees from any non-management stockholder or group of stockholders that beneficially owns five percent of our voting stock.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

         The Board of Directors maintains a process for stockholders to communicate with the Board of Directors or with individual directors. Stockholders who wish to communicate with the Board of Directors or with individual directors should direct written correspondence to our corporate secretary at our principal executive offices located at 8300 North MoPac Expressway, Austin, Texas 78759. Any such communication must contain (i) a representation that the stockholder is a holder of record of stock of the corporation, (ii) the name and address, as they appear on the corporation's books, of the stockholder sending such communication and (iii) the class and number of shares of the corporation that are beneficially owned by such stockholder. The corporate secretary will forward such communications to the Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the corporate secretary has the authority to discard the communication or to take appropriate legal action regarding such communication.

CODE OF ETHICS

         We have adopted Standards of Professional Practice and Ethical Conduct that applies to all officers, including our chief executive officer and chief financial officer, directors, employees and consultants and a Code of Ethics for Senior Financial Officers that applies to our chief executive officer, chief financial officer, director of finance, corporate controllers and other employees of the finance organization. The Standards of Professional Practice and Ethical Conduct and Code of Ethics for Senior Financial Officers are both intended to comply with Item 406 of Regulation S-K of the Securities Exchange Act of 1934 and with applicable rules of The NASDAQ Stock Market, Inc. Both codes will be posted on our website under the "Corporate Governance" page. Our website address is http://www.crossroads.com.

DIRECTOR COMPENSATION AND INDEMNIFICATION ARRANGEMENTS

         Non-employee members of our Board of Directors currently receive an annual retainer of $24,000, paid in equal monthly installments, from us for their service as non-employee directors. The chairman of the Audit Committee of our Board of Directors receives an additional $6,000 per year and our Lead Director receives an additional $36,000 per year for their service in such capacities. Additionally, our directors receive reimbursement for reasonable expenses incurred in connection with their attendance at Board of Directors and committee meetings. The Board of Directors approved the annual cash compensation to directors generally, and the additional amounts for the Audit Committee Chair and Lead Director, due to the increasing burdens and time commitment placed on non-employee members of the Board of Directors, and the Audit Committee Chair and Lead Director in particular, as well as the need to continue to retain and attract qualified candidates for service on our Board of Directors. The amount of the cash compensation to be paid was determined based on a review of comparable companies. The Compensation Committee of our Board of Directors will review our director compensation programs annually.

         Non-employee directors also receive option grants at periodic intervals under the automatic option grant program of our 1999 Stock Incentive Plan. In addition, beginning in fiscal 2003, the Compensation Committee recommended and the Board of Directors has adopted as company policy that directors receive additional option grants at periodic intervals under the discretionary option grant program of the 1999 Stock Incentive Plan, although such policy is subject to revision at the discretion of the Board of Directors. Under the automatic option grant program, each individual who first becomes a non-employee board member receives an option grant to purchase 15,000 shares of common stock on the date such individual joins the board. In addition, the Board of Directors has adopted as company policy that at the time a new individual first become a non-employee board member such director will be granted an additional option under our discretionary option grant program to purchase 25,000 shares of common stock, for a total grant of 40,000 options at such time as a non-employee director joins our Board of Directors. In addition, on the date of each annual stockholders meeting, each non-employee board member who continues to serve as a non-employee board member is automatically granted an option to purchase 5,000 shares of common stock, provided such individual has served on the board for at least six months. In addition, the Board of Directors has adopted as company policy that each non-employee board member who continues to serve as a non-employee board member on the date of our Annual Meeting will be granted an additional option under our discretionary option grant program to purchase 15,000 shares of common stock, for a total grant of 20,000 options on the date of each annual stockholders meeting. Under these programs, on the date of our 2003 Annual Meeting each of Messrs. Eyestone, Riegel, Wood and Zito received an option grant to purchase 20,000 shares of common stock at an exercise price of $1.23 per share. At the 2004 Annual Meeting, each of Messrs. Eyestone, Smith, Riegel and Wood and, assuming his re-election, Mr. Zito, will receive an option grant to purchase 20,000 shares of common stock at an exercise price equal to the closing sale price of our common stock on The NASDAQ Stock Market on such date.

         Our certificate of incorporation limits the liability of our directors to us or our stockholders for breaches by them of their fiduciary duties to the fullest extent permitted by Delaware law. In addition, our certificate of incorporation and bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Delaware law. We also maintain directors' and officers' liability insurance and enter into indemnification agreements with all of our directors and executive officers.

ATTENDANCE AT ANNUAL MEETINGS

         We encourage, but do not require, the members of our Board of Directors to attend our Annual Meetings. Two of our five directors attended the Annual Meeting of Stockholders held on March 27, 2003.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Board of Directors recommends that the stockholders vote FOR the election of each of the nominees listed above.

PROPOSAL TWO: APPROVAL OF AMENDMENT TO 1999 EMPLOYEE STOCK PURCHASE PLAN

GENERAL

         Our stockholders are being asked to approve an amendment to our 1999 Employee Stock Purchase Plan (the "ESPP") which will effect the following changes:

         (1) beginning with the June 1, 2004 purchase period, amend the ESPP to
(i) increase the maximum number of shares of our common stock purchasable in the aggregate by all participants on any one purchase date by 112,500 shares, from 75,000 shares to 187,500 shares, and (ii) eliminate the provision which states that any one participant on any one purchase date may purchase a maximum of 750 shares of common stock; and

         (2) beginning with the December 1, 2004 purchase period, the ESPP will be amended and restated to effect a change from two-year purchase periods to six-month purchase periods.

         The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to approve the amendment to the ESPP.

         The Board of Directors adopted the amendments to the ESPP that are subject to this proposal in January 2004, subject to stockholder approval at this Annual Meeting.

         Our Board of Directors believes that approval of the amendment to the ESPP will promote our interests and the interests of our stockholders and continue to enable us to attract, retain and reward persons important to our success and to provide incentives based on the attainment of corporate objectives and increases in stockholder value. We rely on the ESPP in order to attract and retain key employees and we believe that such equity incentives are necessary for us to remain competitive in the marketplace for executive talent and other key employees.

SUMMARY OF THE ESPP

         The following is a summary of the principal features of the ESPP as proposed to be amended. Any stockholder who wishes to obtain a copy of the actual ESPP document may do so upon written request to our corporate secretary at 8300 N. MoPac Expressway, Austin, Texas 78759.

         Introduction. The ESPP was initially approved by our Board of Directors in September 1999 and has been approved by our stockholders. The ESPP became effective in connection with the consummation of our initial public offering in October 1999. The ESPP is designed to allow our eligible employees and the eligible employees of our participating subsidiaries to purchase shares of our common stock, at semi-annual intervals, with their accumulated payroll deductions.

         Share reserve. As of January 2, 2004, 714,514 shares of our common stock were reserved for issuance under the ESPP. The reserve automatically increases on the first trading day of January in each calendar year by an amount equal to one percent (1%) of the total number of outstanding shares of our common stock on the last trading day of December in the prior calendar year. In no event will any such annual increase exceed 250,000 shares.

         Offering periods. As amended, the ESPP will have a series of successive offering periods, each with a duration of six months. The offering periods will run from June 1 to November 30 and from December 1 to May 31 of each year.

         Eligible employees. Individuals scheduled to work more than 20 hours per week for more than five calendar months per year may join an offering period on their start date or any semi-annual entry date within that period. Semi-annual entry dates will occur on the first business day of June and December each year. Individuals who become eligible employees after the start date of an offering period may participate in the ESPP on any subsequent semi-annual entry date within that offering period.

         Payroll deductions. A participant may contribute up to 15% of his or her base salary through payroll deductions, and the accumulated deductions will be applied to the purchase of shares on each semi-annual purchase date. The purchase price per share will be equal to 85% of the fair market value per share on the participant's entry date into the offering period or, if lower, 85% of the fair market value per share on the semi-annual purchase date. Semi-annual purchase dates will occur on the last business day of May and November each year. However, assuming the approval of this proposal, no more than 187,500 shares may be purchased in total by all participants on any one semi-annual purchase date. Without contravening the express terms of the ESPP, beginning with the June 1, 2004 purchase period, our Compensation Committee will have the authority to change these limitations for any subsequent offering period.

         Change in control. Should we be acquired by merger or sale of substantially all of our assets or more than fifty percent of our voting securities, then all outstanding purchase rights will automatically be exercised immediately prior to the effective date of the acquisition. The purchase price will be equal to 85% of the market value per share on the participant's entry date into the offering period in which an acquisition occurs or, if lower, 85% of the fair market value per share immediately prior to the acquisition.

         Termination and amendment of ESPP. The ESPP will terminate no later than the last business day of November 2009. The Board of Directors at any time may amend, suspend or discontinue the ESPP. However, certain amendments may require stockholder approval.

         Administration: The ESPP is administered by our Compensation Committee. The Compensation Committee has the full power and discretion to adopt, amend or rescind any rules and regulations for carrying out the ESPP. The Compensation Committee has full power and discretion to construe and interpret the ESPP, which construction or interpretation is final and conclusive on all persons.

         No Limit on Other Plans. The ESPP does not limit the ability of our board of directors or the Compensation Committee to grant awards or authorize any other compensation under any other plan or authority.

FEDERAL INCOME TAX CONSEQUENCES OF THE ESPP

         The current federal income tax consequences of the ESPP are summarized in the following general discussion of the general tax principles applicable to the ESPP. This summary is not intended to be exhaustive and does not describe state, local, or international tax consequences.

         The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code. Participant contributions to the ESPP are made on an after-tax basis (that is, the contributions are deducted from compensation that is taxable to the participant and for which we or one of our subsidiaries are generally entitled to a tax deduction).

         For U.S. federal income tax purposes, an employee does not realize income at the time of entry into the ESPP or purchase of a share. If no disposition of the stock is made within two years from the first day of an Offering Period, or one year from the date the share is purchased by the employee, upon subsequent disposition of the stock, ordinary income will be realized to the extent of the lesser of (1) 15% of the average market value on the first business day of the Offering Period, or (2) the amount by which the net proceeds of the sale exceed the price paid. Any further gain will be treated as capital gain. No income tax deduction will be allowed the Company for shares purchased by the employee, provided such shares are held for the periods described above. If the shares are disposed of within the periods described above, the employee will recognize ordinary income for the taxable year of the disposition equal to the excess of the fair market value of the shares on the date of purchase over the price paid, and in these circumstances, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the employee. Tax treatment in jurisdictions outside the U.S. will be governed by local laws.

SPECIFIC BENEFITS

         The benefits that will be received by or allocated to eligible employees under the ESPP in the future cannot be determined at this time because the amount of contributions set aside to purchase shares of common stock under the ESPP (subject to the limitations discussed above) is entirely within the discretion of each participant. We are unable to determine if the number of shares purchased by participants in the ESPP during that year would have been materially different than the numbers of shares purchased as set forth in the table below if the amendment to the ESPP had been in effect for our fiscal year ended October 31, 2003.

STOCK AWARDS

         The table below shows, as to our Chief Executive Officer, the four other most highly compensated executive officers of Crossroads (with base salary and bonus for the past fiscal year in excess of $100,000), and the other individuals and groups indicated, the number of shares of our common stock purchased pursuant to the ESPP in the periods indicated.

                                                                 AGGREGATE NUMBER       AGGREGATE NUMBER OF
                                                                OF SHARES PURCHASED      SHARES PURCHASED
                                                               UNDER THE PLAN IN THE   UNDER THE PLAN IN ALL
                                                                 FISCAL YEAR ENDED      COMPLETED OFFERING
                     NAME AND POSITION                           OCTOBER 31, 2003           PERIODS (1)
------------------------------------------------------------   ---------------------   ---------------------
  Robert C. Sims                                                      1,500                    5,666
     President, Chief Executive Officer and Director
  Brian R. Smith                                                         --                       --
     Chairman of the Board
  Andrea Wenholz                                                         --                       --
     Vice President, Chief Financial Officer, Secretary and
     Treasurer
  John Cummings                                                          --                      750
     Vice President, Sales and Marketing
  Richard D. Eyestone                                                    --                       --
     Director
  David L. Riegel                                                        --                       --
     Director
  William P. Wood                                                        --                       --
     Director
  Paul S. Zito                                                           --                       --
     Director
  All current executive officers as a group (3 persons)               1,500                    6,416
  All current non-employee directors as a group (5 persons)              --                       --
  All employees, including current officers who are not              82,026                  289,096
executive officers, as a group (94 persons)

(1) Includes shares purchased in the offering period ended November 28, 2003.

* Non-Employee members of our Board of Directors are not eligible to participate in the ESPP.

EQUITY COMPENSATION PLAN INFORMATION

         The following table provides information as of October 31, 2003 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

                                             A                         B                          C
                                 --------------------------   -------------------   ------------------------------
                                                                                    NUMBER OF SECURITIES REMAINING
                                                                                    AVAILABLE FOR FUTURE ISSUANCE
                                 NUMBER OF SECURITIES TO BE    WEIGHTED AVERAGE       UNDER EQUITY COMPENSATION
                                  ISSUED UPON EXERCISE OF      EXERCISE PRICE OF     PLANS (EXCLUDING SECURITIES
        PLAN CATEGORY               OUTSTANDING OPTIONS       OUTSTANDING OPTIONS       REFLECTED IN COLUMN A)
------------------------------   --------------------------   -------------------   ------------------------------
Equity Compensation Plans
Approved by Stockholders (1)             4,662,758(2)               $2.89                    3,105,540(3)

Equity Compensation Plans Not
Approved by Stockholders                        --                     --                           --
                                         ---------                  -----                    ---------
TOTAL                                    4,662,758(2)               $2.89                    3,105,540(3)

(1) Consists of the 1996 Stock Option/Stock Issuance Plan, 1999 Stock Incentive Plan and the 1999 Employee Stock Purchase Plan.

(2) Excludes purchase rights accruing under the ESPP which has a stockholder approved reserve of 1,200,000 shares. As of January 2, 2004, 714,514 shares remained available for issuance under the ESPP. Under the ESPP as it is currently in effect, each eligible employee may purchase up to 750 shares of Common Stock at semi-annual intervals on the last business day of May and November each year at a purchase price per share equal to 85% of the lower of (i) the closing selling price per share of Common Stock on the employee's entry date into the two-year offering period in which that semi-annual purchase date occurs or (ii) the closing selling price per share on the semi-annual purchase date. Also excludes stock bonus awards issued to our employees pursuant to our 1999 Stock Incentive Plan. If this Proposal is approved by our stockholders, the provision of the ESPP limiting the ability of individual employees to purchase more than 750 shares of Common Stock in any one purchase period will be eliminated. In addition, beginning with the December 1, 2004 offering period, offering periods will have a duration of six months.

(3) Consists of shares available for future issuance under the ESPP and the 1999 Stock Incentive Plan. As of October 31, 2003, an aggregate of 513,989 shares of Common Stock were available for issuance under the Purchase Plan and 2,591,551 shares of Common Stock were available for issuance under the 1999 Stock Incentive Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Board of Directors recommends that the stockholders vote FOR the proposed amendment to the 1999 Employee Stock Purchase Plan.

              PROPOSAL THREE: RATIFICATION OF INDEPENDENT AUDITORS

         Our Audit Committee appointed the firm of KPMG LLP as our independent auditors for the fiscal year ending October 31, 2004. The Audit Committee is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of KPMG LLP. KPMG LLP has audited our financial statements for fiscal 2003. PricewaterhouseCoopers LLP served in that capacity for the fiscal year ending October 31, 2002.

         Stockholder ratification of the appointment of KPMG LLP as our independent auditors is not required by our bylaws or other applicable legal requirement. However, the appointment of KPMG LLP is being submitted to the stockholders for ratification. If the stockholders fail to ratify the appointment, our Audit Committee will reconsider its selection of KPMG LLP, but will not be required to select another auditor. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if it believes that such a change would be in the best interests of Crossroads and our stockholders.

AUDIT MATTERS

         KPMG LLP did not provide any services to us in fiscal 2002. PricewaterhouseCoopers LLP provided services to us in fiscal 2002 and in the first quarter of fiscal 2003.

         The aggregate fees included in the Audit Fees category below are fees billed for the fiscal years for the audit of Crossroads' annual financial statements and review of financial statements and statutory and regulatory filings or engagements. The aggregate fees for each of the other categories are fees billed in the fiscal years.

         Audit Fees. The aggregate fees billed to us by KPMG LLP for professional services rendered in connection with the audit of the financial statements included in our Annual Report on Form 10-K for fiscal 2003 and for the review of the financial statements included in our Quarterly Reports on Form 10-Q during fiscal 2003, totaled $100,000. The aggregate fees billed to us by PricewaterhouseCoopers LLP, our independent auditors for the first quarter of fiscal 2003, for the review of the financial statements included in our Quarterly Report on Form 10-Q for the period ended January 31, 2003, totaled $30,719. The aggregate fees billed to us by PricewaterhouseCoopers LLP for professional services rendered in connection with the audit of the financial statements included in our Annual Report on Form 10-K for fiscal 2002 and for the review of the financial statements included in our Quarterly Reports on Form 10-Q during fiscal 2002, totaled $153,918.

         Audit-Related Fees. The aggregate fees billed to us by KPMG LLP and PricewaterhouseCoopers LLP for assurance and related services that are reasonably related to the performance of the audit and review of our financials statements that are not already reported in the paragraph immediately above totaled $0 and $9,211, respectively, for fiscal 2003, and $0 and $0, respectively, for fiscal 2002. These services include the review of work papers and a Current Report on Form 8-K related to our change in independent auditors.

         Tax Fees. The aggregate fees billed to us by KPMG LLP and PricewaterhouseCoopers LLP for professional services rendered for tax compliance, tax advice and tax planning totaled approximately $29,000 and $7,500, respectively, for fiscal 2003 and $0 and $126,736, respectively, for fiscal 2002. These services included the preparation of our tax returns and work performed which was related to our change in independent auditors.

         All Other Fees. The aggregate fees billed to us by KPMG LLP and PricewaterhouseCoopers LLP for products and services provided that are not set forth above totaled $0 and $13,729, respectively, for fiscal 2003 and $0 and $109,549, respectively, for fiscal 2002. These fees were billed in connection with work performed by PricewaterhouseCoopers LLP for the preparation of a Registration Statement on Form S-8 and work related to our stock option exchange program.

         Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions.

PRE-APPROVAL POLICIES

         The Audit Committee pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services. Each member of the Audit Committee has the authority to approve any additional audit services and permissible non-audit services provided such member informs the Audit Committee of such approval at its next regularly scheduled meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         Upon the recommendation of our Audit Committee, our Board of Directors recommends that the stockholders vote FOR the ratification of the selection of KPMG LLP to serve as our independent auditors for the fiscal year ending October 31, 2004.

                                  OTHER MATTERS

         We know of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as our Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

                       BENEFICIAL OWNERSHIP OF SECURITIES

     The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of December 31, 2003, by:

- each person known by us to be a beneficial owners of five percent or more of our common stock;

- each current director (each of our director nominees is a current director);

- each executive officer named in the summary compensation table of the Executive Compensation and Other Information section of this Proxy Statement; and

-        all current directors and executive officers as a group.

         Our common stock is the only class of voting securities outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. The number of shares of common stock used to calculate the percentage ownership of each listed person also includes shares underlying options or warrants held by such person that are exercisable within 60 days of December 31, 2003. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

                                                                                            PERCENTAGE OF
                                                                                             OUTSTANDING
                                                                                SHARES         SHARES
                                                                             BENEFICIALLY   BENEFICIALLY
                        BENEFICIAL OWNER (1)                                    OWNED         OWNED (2)
--------------------------------------------------------------------------   ------------   ------------
Executive Officers and Directors:
  Robert C. Sims (3)                                                              302,278             1.2%
  Brian R. Smith (4)                                                            3,391,400            13.5%
  Andrea Wenholz (5)                                                               81,986               *
  John Cummings                                                                         0               *
  Reagan Y. Sakai (6)                                                              22,000               *
  Richard D. Eyestone (7)                                                          91,400               *
  David L. Riegel (8)                                                              77,400               *
  William P. Wood (9)                                                             483,930             1.9%
  Paul S. Zito (10)                                                                65,312               *
  All current directors and executive officers as a group (8 persons) (11)      4,515,706            16.6%
Other 5% Stockholders:
  Entities deemed to be affiliated with Austin Ventures (12)                    1,511,740             6.0%

* Less than one percent of the outstanding common stock

(1) Unless otherwise indicated, the address for all officers and directors is 8300 N. MoPac Expressway, Austin, Texas 78759.

(2) Percentage of ownership is based on 25,049,221 shares of common stock outstanding on January 5, 2004. Shares of common stock subject to stock options which are currently exercisable or will become exercisable within 60 days after December 31, 2003 are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group.

(3) Includes 216,707 shares of common stock issuable upon the exercise of stock options.

(4) Includes 605,000 shares issuable upon the exercise of stock options and includes 152,000 shares held in trust for the benefit of Mr. Smith's children as to which Mr. Smith disclaims beneficial ownership.

(5) Includes 43,750 shares of common stock issuable upon exercise of stock options.

(6) Mr. Sakai served as our Vice President, Chief Financial Officer and Secretary until January 2003.

(7) Includes 30,000 shares issuable upon the exercise of stock options. Of the shares indicated as owned by Mr. Eyestone, 1,400 shares are held by the Echo Family Limited Partnership, of which Mr. Eyestone is the general partner.

(8)      Includes 30,000 shares issuable upon the exercise of stock options.

(9) Includes 30,000 shares issuable upon the exercise of stock options and 445,127 shares are included due to Mr. Wood's affiliation with Silverton Partners, of which he is the general partner.

(10) Includes 55,312 shares of common stock issuable upon exercise of options.

(11) Includes 1,010,769 shares of common stock issuable upon exercise of options.

(12) Pursuant to written verification dated as of December 31, 2003, entities deemed to be affiliated with Austin Ventures had sole voting power and sole dispositive power over an aggregate of 1,511,740 shares of common stock as of December 31, 2003, in the following amounts:

         Austin Ventures IV-A, L.P.                  391,139
         Austin Ventures IV-B, L.P.                  820,601
         Austin Ventures VI Affiliates Fund, L.P.      8,207
         Austin Ventures VI, L.P.                    291,793

         AV Partners IV, L.P. is the general partner of both Austin Ventures IV-A, L.P. and Austin Ventures IV-B, L.P. and, as such, may be deemed to possess indirect beneficial ownership of 1,211,740 shares of our common stock. AV Partners VI, L.P. is the general partner of both Austin Ventures VI Affiliates Fund, L.P. and Austin Ventures VI, L.P., and, as such, may be deemed to possess indirect beneficial ownership of 300,000 shares of our common stock.

                              CERTAIN TRANSACTIONS

         Registration rights. Pursuant to the terms of the investors' rights agreement among us, investors who purchased shares of our preferred stock in financings prior to our initial public offering and Brian R. Smith, our Chairman of the Board, have piggyback registration rights with respect to future registration of our shares of common stock under the Securities Act. If we propose to register any shares of common stock under the Securities Act, the holders of shares having piggyback registration rights are entitled to receive notice of such registration and are entitled to include their shares in the registration.

         These registration rights are subject to conditions and limitations, including the right of the underwriters of an offering to limit the number of shares of common stock to be included in the registration. We are generally required to bear all of the expenses of all registrations under the investors' rights agreement, except underwriting discounts and commissions incurred by the selling stockholders. The investors' rights agreement also contains our commitment to indemnify the holders of registration rights for losses they incur in connection with registrations under the agreement. Registration of any of the shares of common stock held by security holders with registration rights would result in those shares becoming freely tradable without restriction under the Securities Act.

         Stock options granted to directors and executive officers. For more information regarding the granting of stock options to executive officers and directors, please see "Director Compensation and Indemnification Arrangements" above and "Option/SAR Grants in Last Fiscal Year" below.

         Indemnification, insurance and limitation of liability. Our bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. We have entered into indemnification agreements with all of our directors and executive officers and have purchased directors' and officers' liability insurance. In addition, our certificate of incorporation and bylaws limit the personal liability of the members of our Board of Directors for breaches by the directors of their fiduciary duties.

         Employment agreements. We are parties to Employment Agreements with each of Robert C. Sims and Andrea Wenholz which provides for the general terms of their respective employment, including salary and benefits, but which also provides that both Mr. Sims and Ms. Wenholz are employed on at "at will" basis and may be terminated at any time, with or without cause.

         Severance benefit plans. We are parties to Severance Benefit Plans with Robert C. Sims and Andrea Wenholz and were a party to a Severance Benefit Plans with our Chairman of the Board and former President and Chief Executive Officer, Brian R. Smith and our former Vice President and Chief Financial Officer, Reagan
Y. Sakai. Pursuant to the terms of the plans, to the extent these executive officers resigned prior to a change of control involving Crossroads (i) they will receive a cash payment equal to one month of salary for each quarter of service they have provided to us, up to a maximum of twelve months salary and
(ii) the vesting all options held by such executive officer will accelerate by a period of one year.

         Severance agreements. In January 2003, we entered into an agreement with our former Vice President and Chief Financial Officer, Reagan Y. Sakai, regarding his resignation. We agreed to pay Mr. Sakai an aggregate of $185,000, to accelerate the vesting of 283,696 options to purchase common stock and bonus shares of common stock held by Mr. Sakai, and to extend the exercisability of all vested options held by Mr. Sakai for a period of six months. In exchange for this, Mr. Sakai agreed to release us from any and all claims he may make against us.

         In November 2003, we entered into an agreement with our Chairman of the Board and former President and Chief Executive Officer, Brian R. Smith, regarding his resignation. We agreed to pay Mr. Smith $250,000, to accelerate the vesting of 200,000 options to purchase common stock and bonus shares of common stock held by Mr. Smith, and to extend the time period in which Mr. Smith may exercise these options and other vested options until six months following such time as Mr. Smith no longer serves on our Board of Directors. In exchange for this, Mr. Smith agreed to release us from any and all claims he may make against us.

                             AUDIT COMMITTEE REPORT

         The Audit Committee reports as follows with respect to the audit of our fiscal 2003 audited consolidated financial statements.

         Management is responsible for the company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

         In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The company's independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee reviewed non-audit services provided by the independent auditors for the last fiscal year, and determined that those services are not incompatible with maintaining the auditors' independence.

         Based upon Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the company's Annual Report on Form 10-K for the year ended October 31, 2003 filed with the Securities and Exchange Commission.

         Submitted by the Audit Committee of the Board of Directors:

                                                         Paul S. Zito (Chairman)
                                                         David L. Riegel
                                                         William P. Wood

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table provides certain summary information concerning the compensation earned, by our Chief Executive Officer, the two other most highly compensated executive officers whose salary and bonus for fiscal 2003 was in excess of $100,000, for services rendered in all capacities to the company and our subsidiaries for the fiscal years ended October 31, 2001, 2002 and 2003. In addition, Mr. Smith is included in the table because he served as our President and Chief Executive Officer during fiscal 2003, although he resigned in September 2003. Mr. Sakai is also included in the table because he would have been among the four most highly compensated executive officers of the Company on the last day of the 2003 fiscal year had he not resigned earlier in the fiscal year. No other executive officer who would have otherwise been includible in such table on the basis of salary and bonus earned for fiscal 2003 has been excluded by reason of his or her termination of employment or change in executive status during that year.

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM
                                                                                             COMPENSATION
                                                     ANNUAL COMPENSATION                        AWARDS
                                             ------------------------------------     ---------------------------
                                                                     OTHER ANNUAL      RESTRICTED       SECURITIES    ALL OTHER
                                    FISCAL                           COMPENSATION        STOCK          UNDERLYING   COMPENSATION
   NAME AND PRINCIPAL POSITION       YEAR    SALARY ($)  BONUS ($)       ($)          AWARD(S) ($)      OPTIONS (#)      ($)
   ---------------------------       ----    ----------  ---------       ---          ------------      -----------      ---
Robert C. Sims (1)                   2003      199,558      1,500            --          88,000(2)       225,000           --
  President and Chief Executive      2002      167,384        300            --          74,800(3)       124,000        1,400(4)
  Officer                            2001      158,333     51,000            --              --           40,000           --

Brian R. Smith (5)                   2003      217,529         --            --         137,460(6)       450,000           --
  Chairman and Former Chief          2002        6,417         --            --              --          305,000           --
  Executive Officer and President    2001      297,500    128,700            --              --          300,000           --

Andrea Wenholz (7)                   2003      120,141         --            --         114,240(8)       155,000           --
   Vice President, Chief             2002           --         --            --              --               --           --
   Financial Officer, Secretary      2001           --         --            --              --               --           --
   and Treasurer

John Cummings (9)                    2003       82,901     18,750            --              --         200,000           --
   Vice President of Sales and       2002          --          --            --              --              --           --
   Marketing                         2001          --          --            --              --              --           --

Reagan Y. Sakai (10)                 2003       33,679         --            --          81,400(11)          --      151,321(12)
   Former Vice President, Chief      2002      182,154         --            --          81,400(14)     117,000        3,000(4)
   Financial Officer, Secretary      2001      181,250     48,100        29,706(13)          --          40,000           --
   and Treasurer

(1) Mr. Sims was named our Chief Operating Officer in May 2002 and our President and Chief Executive Officer in September 2003.

(2) Value of stock bonus award is based on the closing price of our common stock on November 1, 2002, the date of grant. Represents share right award of 160,000 shares of common stock granted to Mr. Sims. Mr. Sims will have a right to the shares as they vest over a period of 25 months; however, the vesting may be accelerated upon the attainment by Crossroads of certain performance objectives. On October 31, 2003, the value of the share right award was $484,800. Cash dividends which are paid by us on outstanding shares of our common stock will not be payable on the share right award.

(3) Value of stock bonus award is based on the closing price of our common stock on November 1, 2001, the date of grant. Represents share right award of 24,129 shares of common stock granted to Mr. Sims. Mr. Sims will have a right to the shares as they vest over a period of 25 months; however, the vesting may be accelerated upon the attainment by Crossroads of certain performance objectives. On October 31, 2002, the value of the share right award was $12,305. Cash dividends which are paid by us on outstanding shares of our common stock will not be payable on the share right award.

(4) Represents amounts we paid in connection with professional services related to year-end tax planning and tax return preparation.

(5) Mr. Smith served as our Chief Executive Officer until October 31, 2001 and as our interim President and Chief Executive Officer from May 2002 to November 2002 and as our President and Chief Executive Officer from November 2002 to September 2003. Mr. Smith has served as our Chairman of the Board since our inception.

(6) Value of stock bonus award is based on the closing price of our common stock on November 19, 2002, the date of grant. Represents share right award of 174,000 shares of common stock granted to Mr. Smith. In connection with Mr. Smith's resignation as our President and Chief Executive Officer, on September 30, 2003, 50,000 shares were accelerated and the remaining 124,000 shares were cancelled. On October 31, 2003, the value of the share right award after such acceleration and cancellation was $121,500. Cash dividends which are paid by us on outstanding shares of our common stock will not be payable on the share right award.

(7) Ms. Wenholz was named our Vice President, Chief Financial Officer, Secretary and Treasurer in January 2003.

(8) Value of stock bonus award is based on the closing price of our common stock on January 6, 2003, the date of grant. Represents share right award of 112,000 shares of common stock granted to Ms. Wenholz. Ms. Wenholz will have a right to the shares as they vest over a period of 23 months; however, the vesting may be accelerated upon the attainment by Crossroads of certain performance objectives. On October 31, 2003, the value of the share right award was $339,360. Cash dividends which are paid by us on outstanding shares of our common stock will not be payable on the share right award.

(9) Mr. Cummings was named our Vice President, Sales in May 2003 and Vice President, Sales and Marketing in November 2003.

(10) Mr. Sakai served as our Vice President, Chief Financial Officer, Secretary and Treasurer from May 1999 to January 2003.

(11) Value of stock bonus award is based on the closing price of our common stock on November 1, 2002, the date of grant. Represents share right award of 148,000 shares of common stock granted to Mr. Sakai. Upon Mr. Sakai's resignation in January 2003, this share right award was accelerated.

(12)     Represents severance payments paid to Mr. Sakai.

(13) Represents amounts we paid in connection with the reimbursement of moving expenses for Mr. Sakai.

(14) Value of stock bonus award is based on the closing price of our common stock on November 1, 2001, the date of grant. Represents share right award of 26,258 shares of common stock granted to Mr. Sakai. On October 31, 2002, the value of the share right award was $13,392. Cash dividends which are paid by us on outstanding shares of our common stock will not be payable on the share right award. Upon Mr. Sakai's resignation in January 2003, the vesting of the share right award was fully accelerated.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The following table provides information concerning individual grants of stock options made during fiscal 2003 to each of our executive officers named in the Summary Compensation Table. We have never granted any stock appreciation rights. Unless otherwise indicated, the exercise prices represent the fair market value of the common stock on the grant date.

         The amounts shown as potential realizable value represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These amounts represent certain assumed rates of appreciation in the value of our common stock. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of the future price of our common stock. The potential realizable value is calculated based on the ten year term of the option at its time of grant. It is calculated based on the assumption that the our common stock appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. Actual gains, if any, on stock option exercises depend on the future performance of our common stock. The amounts reflected in the table may not necessarily be achieved.

         We granted these options under our 1999 Stock Incentive Plan. Each option has a maximum term of ten years, subject to earlier termination if the optionee's services are terminated. The percentage of total options granted to our employees in the last fiscal year is based on options to purchase an aggregate of 2,015,376 shares of common stock granted during fiscal 2003. The following table sets forth information concerning the individual grants of stock options to each of our named executive officers in fiscal 2003.

                        OPTION/SAR GRANTS IN FISCAL 2003

                                   INDIVIDUAL GRANTS
                                   -----------------
                                                                                       POTENTIAL REALIZABLE VALUE OF
                       NUMBER OF                                                       ASSUMED ANNUAL RATES OF STOCK
                      SECURITIES      PERCENT OF TOTAL                                PRICE APPRECIATION FOR OPTION
                      UNDERLYING        OPTIONS/SARS                                                TERM
                      OPTION/SARS        GRANTED TO     EXERCISE OF                    -----------------------------
                       GRANTED          EMPLOYEES IN    BASE PRICE      EXPIRATION
NAME                    (#)(1)         FISCAL 2003(%)    ($/SH)(2)         DATE             5%($)           10%($)
----                    ------        ---------------    ---------         ----             -----           ------
Robert C. Sims           50,000             2.5            1.14         02/12/2013          35,847          90,843
                         50,000             2.5            1.87         08/21/2013          58,802         149,015
                        125,000             6.2            2.43         09/30/2013         191,027         484,099
Brian R. Smith          150,000             7.4            0.69          11/7/2012          65,091         164,952
                        300,000            14.9            0.79         11/19/2012         149,048         377,717
Andrea Wenholz          140,000             6.9            1.02          1/6/2013           89,806         227,586
                         15,000              *             1.87          8/21/2013          17,640          44,704
John Cummings           200,000             9.9            1.93          5/12/2013         242,753         615,185
Reagan Y. Sakai              --              --              --                 --              --              --

* Less than one percent

(1) Unless otherwise noted, options vest over a four-year period. Each option expires on the earlier of ten years from the date of grant or within a specified period following termination of the optionee's employment with us.

(2) The exercise price may be paid in cash or shares of our common stock valued at fair market value on the exercise date. Alternatively, the option may be exercised through a cashless exercise procedure. Outstanding options will become exercisable on an accelerated basis if we are acquired and (i) such options are not assumed or (ii) upon termination under certain circumstances within 12 months following an acquisition, or pursuant to the terms of the Severance Benefit Plans we have in place with Mr. Sims and Ms. Wenholz, which are more fully described above in "Certain Transactions--Severance benefit plans."

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

         The following table provides information about stock options exercised in fiscal 2003 and options held as of October 31, 2003 by each of our executive officers named in the Summary Compensation Table. No stock appreciation rights were exercised during fiscal 2003 and none were outstanding at October 31, 2003. Actual gains on exercise, if any, will depend on the value of our common stock on the date on which the shares are sold.

                            FISCAL 2003 OPTION VALUES

                                                               NUMBER OF
                                                          SECURITIES UNDERLYING            VALUE OF UNEXERCISED
                                                         UNEXERCISED OPTIONS AT           IN-THE-MONEY OPTIONS AT
                       SHARES                             OCTOBER 31, 2003 (#)             OCTOBER 31, 2003 ($)(2)
                      ACQUIRED           VALUE            --------------------             -----------------------
NAME               ON EXERCISE (#)  REALIZED ($)(1)   EXERCISABLE     UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
----               ---------------  ---------------   -----------     -------------     -----------    -------------
Robert C. Sims              --              --          180,580          287,794           133,976        277,319
Brian R. Smith              --              --          605,000               --         1,113,000             --
Andrea Wenholz              --              --               --          155,000                --        298,800
John Cummings               --              --               --          200,000                --        220,000
Reagan Y. Sakai        205,165          51,945               --               --                --             --

(1) The value realized of shares acquired on exercise was determined by subtracting the exercise price from the fair market value of the common stock on the exercise date multiplied by the number of shares acquired on exercise.

(2) Value is determined by subtracting the exercise price from the fair market value of our common stock at October 31, 2003 ($3.03 per share based upon the closing sale price of our common stock on the Nasdaq National Market on such date) and multiplying by the number of shares underlying the options.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS

         Other than the agreements with Mr. Sims and Ms. Wenholz described in "Certain Transactions--Severance Benefit Plans" above, we do not have any employment or change of control agreements with any of the executive officers named in the Summary Compensation Table.

         Our 1999 Stock Incentive Plan, which governs the options granted to the named executive officers, includes the following change in control provisions which may result in the accelerated vesting of outstanding option grants and stock issuances:

         - In the event that we are acquired by merger or asset sale or board-approved sale by the stockholders of more than 50% of our outstanding voting stock, each outstanding option under the discretionary option grant program which is not to be assumed or replaced by the successor corporation or otherwise continued in effect will immediately become exercisable for all the option shares, and all outstanding unvested shares will immediately vest, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect.

         - The Compensation Committee will have complete discretion to grant one or more options that will become exercisable for all the option shares in the event those options are assumed in the acquisition and the optionee's service with us or the acquiring entity is subsequently involuntarily terminated. The vesting of any outstanding shares under our 1999 plan may be accelerated upon similar terms and conditions.

         - The Compensation Committee may grant options and structure repurchase rights so that the shares subject to those options or repurchase rights will immediately vest in connection with a hostile take-over effected through a successful tender offer for more than 50% of our outstanding voting stock or a change in the majority of our board through one or more contested elections. Such accelerated vesting may occur either at the time of such transaction or upon the subsequent termination of the optionee's services.

         - The options currently outstanding under our 1996 Stock Option/Stock Issuance Plan, which was succeeded by the 1999 plan, will immediately vest in the event we are acquired by merger or asset sale, unless those options are assumed by the acquiring entity or our repurchase rights with respect to any unvested shares subject to those options are assigned to such entity. If the options are so assumed by the acquiring entity and our repurchase rights are so assigned to such entity, then no accelerated vesting will occur at the time of the acquisition but the options will accelerate and vest in full upon an involuntary termination of the optionee's employment within 18 months following the acquisition.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         None of our executive officers serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee. Our Compensation Committee currently consists of Messrs. Eyestone and Zito, neither of whom currently serves or has previously served as an officer or employee of Crossroads.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         It is the duty of the Compensation Committee to review and determine the salaries and bonuses of executive officers of Crossroads, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The Compensation Committee also has the sole and exclusive authority to make discretionary option grants to the company's executive officers under our 1999 Stock Incentive Plan.

         The Compensation Committee believes that the compensation programs for the company's executive officers should reflect our performance and the value created for our stockholders. In addition, the compensation programs should support our short-term and long-term strategic goals and values and should reward individual contribution to our success. We are engaged in a very competitive industry, and our success depends upon its ability to attract and retain qualified executives through the competitive compensation packages we offer to such individuals.

         General Compensation Policy. The Compensation Committee's policy is to provide our executive officers with compensation opportunities which are based upon their personal performance, our financial performance and their contribution to that performance and which are competitive enough to attract and retain highly skilled individuals. Each executive officer's compensation package is comprised of three elements: (i) base salary that is competitive with the market and reflects individual performance, (ii) annual variable performance awards payable in stock with the issuance period tied to our achievement of annual financial performance goals as well as individual contributions to these goals and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between our executive officers and our stockholders. As an officer's level of responsibility increases, a greater proportion of his or her total compensation will be dependent upon our financial performance and stock price appreciation rather than base salary. In fiscal 2004, the annual variable performance award (item (ii) above) will be payable in cash with the issuance period tied to our achievement of annual financial performance goals, as well as individual contributions to these goals.

         Factors. The principal factors that were taken into account in establishing each executive officer's compensation package for fiscal 2003 are described below. However, the Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

         Base Salary. In setting base salaries, the Compensation Committee reviewed published compensation survey data for our industry. The base salary for each officer reflects the salary levels for comparable positions in published surveys, as well as the individual's personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual in the sole discretion of the Compensation Committee. Each executive officer's base salary is adjusted each year on the basis of (i) the Compensation Committee's evaluation of the officer's personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. Crossroads' performance and profitability may also be a factor in determining the base salaries of executive officers. For fiscal 2003, the base salary of the company's executive officers ranged from the 10th percentile to the 50th percentile of the base salary levels in effect for comparable positions in the surveyed compensation data.

         Stock Bonus Incentive Program. During fiscal 2003, the Company entered into agreements with certain of its executive officers, Robert C. Sims, Brian R. Smith and Andrea Wenholz, to grant bonus share awards of up to 160,000, 174,000 and 112,000 shares of common stock, respectively, for no additional cash consideration. In connection with Mr. Smith's resignation as our President and Chief Executive Officer, the Company accelerated 50,000 of the 174,000 bonus shares and cancelled the remaining bonus shares. The bonus share awards vest over a period of approximately two years of continued service to us. However, the vesting of the share right awards may be accelerated if Crossroads accomplishes specified pre-defined performance goals. In setting these bonus share award amounts, the Compensation Committee looked to tie certain company-wide performance targets to specific individual incentives for these executive officers. This stock bonus incentive program was implemented to preserve our cash position and to focus on future profitability.

         Annual Incentives. In setting bonus amounts to executive officers, the Compensation Committee looks to external market data to assemble competitive variable compensation levels in competitive companies and markets. Based on the foregoing factors and the company's performance for fiscal year 2003, stock bonuses were awarded to the executive officers named in the Summary Compensation Table.

         Long-Term Incentives. Generally, stock option grants are made annually by the Compensation Committee to each of our executive officers. Each grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage Crossroads from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of our common stock at a fixed price per share (typically, the market price on the grant date) over a specified period of time (up to ten years). Each option becomes exercisable in a series of installments over a specified period, contingent upon the officer's continued employment with Crossroads. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by us during the vesting period, and then only if the market price of the shares appreciates over the option term.

         The size of the option grant to each executive officer is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with us, the individual's personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. The Compensation Committee has established certain guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.

         CEO Compensation. In setting the total compensation payable to Robert
C. Sims and Brian R. Smith, both of whom served in the capacity of Chief Executive Officer in fiscal 2003, the Compensation Committee has taken into consideration both of our CEO's prior accomplishments and strategic leadership in our industry and also sought to make that compensation competitive with the compensation paid to the chief executive officers of comparable companies. Additionally, the Compensation Committee looked to our performance and stock price appreciation for a significant percentage of both of our CEO's total compensation.

         Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Our 1999 Stock Incentive Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Cash and other non-performance based compensation paid to our executive officers for fiscal 2003 did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to our executive officers will exceed that limit. Because it is unlikely that the cash compensation payable to any of our executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to our executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level.

         It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align our performance and the interests of our stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

         Submitted by the Compensation Committee of the Board of Directors:

                                                 Richard D. Eyestone (Chairman)

                                                 Paul S. Zito

STOCK PERFORMANCE GRAPH

         The graph depicted below shows a comparison of cumulative total stockholder returns for an investment in our common stock, The NASDAQ Stock Market Index and the NASDAQ Computer Manufacturer Index.

                 COMPARISON OF 4 YEAR CUMULATIVE TOTAL RETURN*
      AMONG CROSSROADS SYSTEMS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                  AND THE NASDAQ COMPUTER MANUFACTURERS INDEX

                              [PERFORMANCE GRAPH]

* $ 100 invested on 10/20/99 in stock or index-including reinvestment of dividends.

Fiscal year ending october 31.

Research Data Group                            Peer Group Total Return Worksheet

CROSSROADS SYS INC

                                                               Cumulative Total Return
                                            -----------------------------------------------------------------
                                             10/99       10/99       10/00       10/01      10/02       10/03
CROSSROADS SYSTEMS, INC.                    100.00      395.14       38.54       17.22       2.83       16.83
NASDAQ STOCK MARKET (U.S.)                  100.00      108.01      122.12       61.38      48.71       70.53
NASDAQ COMPUTER MANUFACTURERS               100.00      107.03      152.19       48.98      40.66       56.30

(1) The graph covers the period from October 20, 1999, the first date on which our common stock began trading following our initial public offering of shares of our common stock, to October 31, 2003.

(2) The graph assumes that $100 was invested in our common stock on October 20, 1999 and in each index, and that all dividends were reinvested. No cash dividends have been declared on our common stock.

(3) Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

    NO INCORPORATION BY REFERENCE OF CERTAIN PORTIONS OF THIS PROXY STATEMENT

         Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by us under those statutes, neither the preceding Stock Performance Graph, the audit committee report nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by us under those statutes.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         The members of our Board of Directors, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, which require them to file reports with respect to their ownership of our common stock and their transactions in such common stock. Based upon (i) the copies of Section 16(a) reports we received from such persons for their fiscal 2003 transactions in our common stock and their common stock holdings, and (ii) the written representations received from one or more of such persons that no other reports were required to be filed by them for fiscal 2003, we believe that all reporting requirements under Section 16(a) for fiscal 2003 were met in a timely manner by our directors, executive officers and greater than ten percent beneficial owners, with the following exceptions: Robert C. Sims failed to timely report his acquisition of options to purchase 50,000 shares of common stock which were granted on February 12, 2003 and options to purchase 50,000 shares of common stock which were granted on August 21, 2003; and Andrea Wenholz failed to timely report her acquisition of options to purchase 15,000 shares of common stock which were granted on August 21, 2003. Mr. Sims and Ms. Wenholz have since filed reports reflecting such option grants.

                                  ANNUAL REPORT

         A copy of our Annual Report to Stockholders for fiscal 2003 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

                           ANNUAL REPORT ON FORM 10-K

         We filed an Annual Report on Form 10-K with the Securities and Exchange Commission on January 22, 2004. Stockholders may obtain a copy of this report, without charge, by writing to the attention of Investor Relations, at our principal executive offices located at 8300 N. MoPac Expressway, Austin, Texas 78759.

                              THE BOARD OF DIRECTORS OF CROSSROADS SYSTEMS, INC.

Dated: January 29, 2004

Research Data Group                                       Total Return Worksheet

                                                               Begin: 10/20/1999
                                                          Period End: 10/31/2003
CROSSROADS SYS INC                                               End: 10/31/2003

                                        Beginning
            Transaction     Closing       No. Of     Dividend    Dividend      Shares      Ending     Cum. Tot.
 Date*         Type         Price**     Shares***    per Share     Paid      Reinvested    Shares      Return
 -----         ----         -------     --------     ---------     ----      ----------    ------      ------
 20-Oct-99     Begin         18.000         5.56                                            5.556      100.00

 31-Oct-99   Year End        71.125         5.56                                            5.556      395.14

 31-Oct-00   Year End         6.938         5.56                                            5.556       38.54

 31-Oct-01   Year End         3.100         5.56                                            5.556       17.22

 31-Oct-02   Year End         0.510         5.56                                            5.556        2.83

 31-Oct-03      End           3.030         5.56                                            5.556       16.83

* Specified ending dates or ex-dividends dates.

** All Closing Prices and Dividends are adjusted for stock splits and stock dividends.

***'Begin Shares' based on $100 investment.

Research Data Group                                       Total Return Worksheet

                                                               Begin: 10/20/1999
                                                          Period End: 10/31/2003
NASDAQ STOCK MARKET (U.S.)                                       End: 10/31/2003

                                       Beginning
           Transaction     Closing       No. Of     Dividend    Dividend      Shares      Ending     Cum. Tot.
Date*         Type         Price**     Shares***    per Share     Paid      Reinvested    Shares      Return
-----         ----         -------     ---------    ---------     ----      ----------    ------      ------
20-Oct-99     Begin        936.037         0.11                                            0.107      100.00

31-Oct-99   Year End       996.460         0.11                                            0.107      106.46

31-Oct-00   Year End      1126.607         0.11                                            0.107      120.36

31-Oct-01   Year End       566.317         0.11                                            0.107       60.50

31-Oct-02   Year End       449.363         0.11                                            0.107       48.01

31-Oct-03      End         650.737         0.11                                            0.107       69.52

* Specified ending dates or ex-dividends dates.

** All Closing Prices and Dividends are adjusted for stock splits and stock dividends.

***'Begin Shares' based on $100 investment.

Research Data Group                                       Total Return Worksheet

                                                               Begin: 10/20/1999
                                                          Period End: 10/31/2003
NASDAQ COMPUTER MANUFACTURERS                                    End: 10/31/2003

                                       Beginning
           Transaction     Closing       No. Of     Dividend    Dividend      Shares      Ending     Cum. Tot.
Date*         Type         Price**     Shares***    per Share     Paid      Reinvested    Shares      Return
-----         ----         -------     ---------    ---------     ----      ----------    ------      ------
20-Oct-99     Begin       1873.036         0.05                                            0.053      100.00

31-Oct-99   Year End      1977.341         0.05                                            0.053      105.57

31-Oct-00   Year End      2811.602         0.05                                            0.053      150.11

31-Oct-01   Year End       904.903         0.05                                            0.053       48.31

31-Oct-02   Year End       751.161         0.05                                            0.053       40.10

31-Oct-03      End        1040.063         0.05                                            0.053       55.53

* Specified ending dates or ex-dividends dates.

** All Closing Prices and Dividends are adjusted for stock splits and stock dividends.

***'Begin Shares' based on $100 investment.

                                                                      APPENDIX A


                         CHARTER OF THE AUDIT COMMITTEE
                                       OF
                            CROSSROADS SYSTEMS, INC.



                                     PURPOSE

         The primary functions of the Committee are to:

         1. Assist the board of directors in fulfilling its oversight responsibilities for:

            o  the integrity of the Company's financial statements;

            o  the Company's compliance with legal and regulatory requirements;

            o  the Company's overall risk management profile;

            o  the external auditors' qualifications and independence; and

            o the performance of the Company's internal audit function, if any, and external auditors; and

         2. Prepare the report, required by the proxy rules of the Securities and Exchange Commission ("SEC"), to be included in the Company's annual proxy statement, or, if the Company does not file such a proxy statement, in the Company's annual report filed on Form 10-K with the SEC.

         Except as separately empowered and accorded specific responsibilities below, the Committee's function is one of oversight only. The Company's management is responsible for preparing the Company's financial statements. The Company's external auditors are responsible for auditing the financial statements. It is not the duty or responsibility of the Committee or its members to conduct "field work" or other types of auditing, legal or other accounting reviews or procedures. The activities of the Committee are in no way designed to supersede or alter those traditional responsibilities.

                                    AUTHORITY

         The Committee has authority to conduct or authorize investigations into any matters within its scope of responsibilities. It is also empowered to:

         1. Appoint, compensate, retain and oversee the work of any public accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

         2. Resolve any disagreements between management and any public accounting firm regarding financial reporting matters.


                                       A1

         3. Pre-approve all audit and permitted non-audit services performed by the external auditors. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company's engagement of external auditors, provided that:

            o the policies and procedures are detailed as to the particular service;

            o  the Committee is informed of each service provided; and

            o such policies and procedures do not include delegation of the Committee's responsibilities under the 1934 Act to the Company's management.

         4. Engage such outside legal, accounting or other advisors to provide such advice and assistance as the Committee deems necessary to carry out its duties, with the Company to provide funding, as determined by the Committee, for such outside legal, accounting and other advisors and for any administration expenses of the Committee.

         5. Seek any information it requires from employees (all of whom are directed to cooperate with the Committee's requests) or other parties.

         6. Meet with the Company's officers, external auditors, general counsel and outside counsel, as necessary to fulfill its responsibilities.

         7. Delegate authority to subcommittees (consisting solely of one or more members of the Committee), including its authority to pre-approve all auditing and permitted non-audit services, provided that any decisions made pursuant to such delegated authority and a description of the services rendered are presented to the full Committee at its next regularly scheduled meeting.

                                   COMPOSITION

         The Committee shall be comprised of three or more directors elected by the board of directors, each of whom (except as otherwise permitted) shall:

          (A) be independent as defined in the Nasdaq National Market listing standards in effect from time to time (the "Nasdaq Standards");

          (B) meet the criteria for independence set forth in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and applicable rules promulgated thereunder;

          (C) have not participated in the preparation of the financial statements of the Company or any current subsidiary at any time during the past three years;

          (D) be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement, at the time of his or her appointment to the Committee; and


                                       A2

          (E) otherwise be free from any relationship that, in the opinion of the board of directors, would interfere with the exercise of his or her independent judgment as a member of the Committee;

provided, however, that one director who (i) is not independent as defined in the Nasdaq Standards, (ii) meets the criteria for independence set forth in
Section 10A(m)(3) of the 1934 Act and the rules thereunder, and (iii) is not a current officer or employee or a Family Member (as defined in the Nasdaq Standards) of such officer or employee, may be appointed to the Committee, if the board of directors, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required by the best interests of the Company and its stockholders, and the board of directors discloses, in the Company's next annual meeting proxy statement subsequent to such determination (or if the Company does not file such a proxy statement, in its next Form 10-K annual report), the nature of the relationship and the reasons for that determination. A member appointed under this proviso (x) may only serve on the Committee for no longer than two (2) years from the date of his or her appointment and (y) may not serve as Chair of the Committee.

         Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing or accounting. However, at least one Committee member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background, which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Furthermore, at least one Committee member shall be, as determined by the board of directors in its business judgment, an "audit committee financial expert" within the definition adopted by the SEC, or the Company shall disclose in its periodic reports required pursuant to the 1934 Act the reasons why at least one member of the Committee is not an "audit committee financial expert."

         A Chair of the Committee shall be appointed by the board of directors.

                                    MEETINGS

         The Committee shall meet at least once during each fiscal quarter, and more frequently as the Committee in its discretion deems desirable or advisable. All Committee members are expected to attend each meeting, in person or via teleconference or videoconference. The Committee may invite members of management, auditors and others to attend meetings and provide pertinent information, as deemed necessary and appropriate. The Committee will meet separately with management, with internal auditors and with external auditors. It will also meet periodically in executive session. Meeting agendas will be prepared and provided in advance to Committee members, along with appropriate briefing materials. Minutes will be kept of each meeting of the Committee and will be provided to each member of the board of directors.


                                       A3

                                RESPONSIBILITIES

         Although the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below. The Committee shall be responsible for:

FINANCIAL STATEMENTS

         1. Reviewing the audited financial statements and discussing them with management and the external auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the quality of the Company's accounting principles as applied in financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the external auditors shall deem appropriate.

         2. Discussing with a representative of management and the external auditors:

            o the interim financial information contained in the Company's quarterly report on Form 10-Q prior to its filing;

            o the earnings announcement prior to its release (if practicable), particularly any use of "pro forma," or "adjusted" non-GAAP, information;

            o financial information and earnings guidance provided to analysts and rating agencies; and

            o the results of the review of such information by the external auditors.

         3. Review significant accounting and reporting issues and understand their impact on the financial statements. These issues include:

            o  complex or unusual transactions and highly judgmental areas;

            o major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles; and

            o the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

         4. Review analyses prepared by management and/or the external auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

         5. Inquire as to the external auditors regarding accounting policies and alternatives to those policies views and consider the external auditors' judgments about whether


                                       A4
            management's choices of accounting policies are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether those policies are common practices or are minority practices.

         6. Determine, as regards new acquisitions, dispositions other transactions or events, the external auditors' reasoning for the appropriateness of the accounting principles and disclosures practices adopted by management.

INTERNAL CONTROLS

         7. Consider the effectiveness of the Company's internal control system, including information technology security and control.

         8. Review disclosures made by the Company's chief executive and chief financial officers in the Forms 10-K and 10-Q certification processes about significant deficiencies in the design or operation of internal controls or any fraud that involves management or other employees who have a significant role in the Company's internal controls.

         9. Understand the scope of internal auditors' and external auditors' review of internal controls over financial reporting, and obtain reports on significant findings and recommendations, together with management's responses.

INTERNAL AUDIT

        10. From time to time, consider the need for an internal audit function and, if and when an internal audit function is put into place, perform the functions listed in paragraphs 11 to 14 below.

        11. Review with management and the Company's chief audit executive the charter, plans, activities, staffing and organizational structure of the internal audit function.

        12. Ensure there are no unjustified restrictions or limitations, and review and concur in the appointment, replacement or dismissal of, the chief audit executive.

        13. Review the effectiveness of the internal audit function, including compliance with The Institute of Internal Auditors' Standards for the Professional Practice of Internal Auditing.

        14. On a regular basis, meet separately with the chief audit executive to discuss any matters that the Committee or any internal auditor believes should be discussed privately.


                                       A5

INDEPENDENT AUDITORS AND EXTERNAL AUDIT

        15. Exercise ultimate and direct authority to select, retain, compensate and oversee the work of the external auditors and determine and approve audit engagement fees and other compensation to be paid to the external auditors, which shall be provided by the Company.

        16. Establish a clear understanding with the external auditors that they are ultimately accountable to the board of directors and the Committee and that the external auditors shall report directly to the Committee.

        17. Review the external auditors' proposed audit scope and approach, including coordination of audit effort with the internal audit staff, if any.

        18. Review the results of the audit with management and the external auditors, including any difficulties encountered. This review will include any restrictions on the scope of the external auditors' activities or on access to requested information, and any significant disagreements with management.

        19. Review the performance of and the independence of the external auditors. In performing this review, the Committee will:

            o At least annually, obtain, review and, as necessary, discuss with the external auditors, a report prepared by the external auditors describing: (a) the firm's internal quality-control procedures;
               (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (c) to assess the auditor's independence, all relationships between the firm and the Company, consistent with Independence Standards Board Standard 1;

            o Take into account the opinions of Company management and the internal audit staff, if any;

            o  Review and evaluate the lead partner of the external auditors;
               and

            o Present its conclusions regarding the external auditors to the full board of directors.

        20. At least annually, confirm with the external auditors that their firm is in compliance with the partner rotation requirements established by the SEC, and consider whether there should be regular rotations of the external audit firm itself.

        21. On a regular basis, meet separately with the external auditors to discuss any matters that the Committee or the external audit firm believes should be discussed privately.


                                       A6

        22. Review any management decision to seek a second opinion from external auditors other than the Company's regular external auditors with respect to any significant accounting issue.

COMPLIANCE

        23. Review the effectiveness of the Company's system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) of any instances of noncompliance.

        24. Establish procedures for:

            o the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

            o the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

        25. Review the findings of any examinations by regulatory agencies, and any auditor observations.

        26. Consider and recommend to the board of directors for approval a code of conduct applicable to all directors, officers and employees of the Company; and ensure that such code includes an enforcement mechanism. Review management's monitoring compliance with the Company's code of conduct. No waiver of the code of conduct as applied to any director or executive officer shall be authorized without prior approval of the Committee. Periodically review the Company's code of conduct and recommend any proposed changes to the board of directors for approval.

        27. Receive, retain and determine treatment of material violation of a federal or state securities law, a material breach of fiduciary duty arising under federal or state law, or a similar material violation of any federal or state law that is reported to the Committee by an attorney because the attorney reasonably believes that it would be futile to report such material violation to the general counsel or chief executive officer or the attorney reasonably believes that the response of the general counsel or chief executive officer to his report of such material violation was not appropriate or not timely.

        28. Obtain regular updates from management and Company legal counsel regarding compliance matters.

REPORTING RESPONSIBILITIES

        29. Report to the full board of directors following meetings of the Committee, and as otherwise requested by the board of directors, regarding the Committee's actions and recommendations, if any.


                                       A7

        30. Foster an open avenue of communication between internal audit, if any, the external auditors, and the full board of directors.

        31. Report annually to the Company's stockholders, describing the Committee's composition, responsibilities and how they were discharged, and any other information required by rule, including approval of non-audit services and recommendation to the board of directors as to the inclusion of the Company's audited financial statements in the Company's annual report on Form 10-K.

        32. Review any other reports the Company issues related to Committee responsibilities.

LEGAL AND TAX MATTERS

        33. Discuss with Company management (including the general counsel) the status of significant legal and tax matters that could have a material impact on the Company's financial statements.

RISK MANAGEMENT

        34. Discuss with Company management the Company's major policies with respect to risk assessment and risk management.

        35. Meet periodically with Company management to discuss the Company's major risk exposures and the steps taken to insure appropriate processes are in place to identify, manage and control business risks associated with the Company's business objectives.

        36. Discuss with Company management significant risk management failures, if any, including management's response.

OTHER RESPONSIBILITIES

        37. Review on an ongoing basis all transactions that would require disclosure under SEC Regulation S-K, Item 404, and no such transaction shall be authorized unless approved by the Committee.

        38. Establish the policy for the Company's hiring of employees or former employees of the external auditors who were engaged on the Company's account.

        39. Institute and oversee special investigations, as deemed necessary.

        40. Review and assess the adequacy of this Committee charter annually, request full board of director approval for proposed changes, and ensure appropriate disclosure as may be required by applicable law or regulation.

        41. Confirm annually that all responsibilities outlined in this charter have been carried out.


                                       A8

        42. Evaluate the Committee's and each individual member's performance at least annually.

        43. Perform any other activities consistent with this charter, the Company's bylaws and governing law as the Committee or the board of directors deems necessary or appropriate.


                                       A9

CROSSROADS(TM)

CROSSROADS SYSTEMS, INC.              VOTE BY MAIL
8300 N. MOPAC EXPRESSWAY              MARK, SIGN AND DATE YOUR PROXY CARD AND
AUSTIN, TEXAS 78759                   RETURN IT IN THE POSTAGE-PAID ENVELOPE
                                      WE'VE PROVIDED OR RETURN TO CROSSROADS
                                      SYSTEMS, INC. C/O ADP, 51 MERCEDES WAY,
                                      EDGEWOOD, NY 11717.

AUTO DATA PROCESSING
INVESTOR COMM SERVICES
ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY
11717

                                                           123,456,789,012.00000
                                                                   -------------
                                                                    000000000000
                                                                   -------------
                                                     A/C     1234567890123456789

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: [X]

                                  CRSYS1      KEEP THIS PORTION FOR YOUR RECORDS
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                                             DETACH AND RETURN THIS PORTION ONLY
           THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

--------------------------------------------------------------------------------

CROSSROADS SYSTEMS, INC.

                                              02     0000000000     215377716498

 1.  TO ELECT THE FOLLOWING (2) NOMINEES AS DIRECTORS:

     Class III Directors to serve for a three-year        FOR    WITHHOLD    FOR ALL
     term ending at the 2007 annual meeting of            ALL      ALL       EXCEPT
     stockholders or until their successors are
     duly elected and qualified:                          [ ]      [ ]         [ ]

     01) Paul S. Zito
     02) Rob Sims

     To withhold authority to vote, mark "For All
     Except" and write the nominee's number on the line below.

     -----------------------------------------------

 VOTE ON PROPOSALS                                        FOR    AGAINST     ABSTAIN

 2.  TO APPROVE THE AMENDMENTS TO THE 1999 EMPLOYEE       [ ]      [ ]         [ ]
     STOCK PURCHASE PLAN.

 3.  TO RATIFY THE APPOINTMENT OF KPMG LLP AS             [ ]      [ ]         [ ]
     INDEPENDENT AUDITORS FOR CROSSROADS FOR
     THE FISCAL YEAR ENDING OCTOBER 31, 2004.

 4. In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the Annual Meeting.

  The Board of Directors recommends a vote FOR both of the directors listed above and a vote FOR the listed proposals. This Proxy, when properly executed, will be voted as specified herein. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS LISTED ABOVE AND "FOR" THE LISTED PROPOSALS.

IMPORTANT: Please sign as your name appears hereon. If shares are held jointly, all holders must sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                             AUTO DATA PROCESSING
                                             INVESTOR COMM SERVICES
                                             ATTENTION:
                                             TEST PRINT
                                             51 MERCEDES WAY
                                             EDGEWOOD, NY
                                             11717

--------------------------    ------------------------------   123,456,789,012
                                                                     22765D100
--------------------------    ------------------------------                22
Signature             Date    Signature                 Date
(PLEASE SIGN                  (Joint Owners)
WITHIN BOX)

                          P87136

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                            CROSSROADS SYSTEMS, INC.

                                     PROXY

                      THIS PROXY IS SOLICITED ON BEHALF OF
               THE BOARD OF DIRECTORS OF CROSSROADS SYSTEMS, INC.

     The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders (the "Annual Meeting") of Crossroads Systems, Inc., a Delaware corporation ("Crossroads"), and the related Proxy Statement dated January 29, 2004, and appoints Andrea Wenholz and Robert Alvarez, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Crossroads which the undersigned is entitled to vote, either on his or her own behalf of any entity or entities, at the Annual Meeting to be held March 4, 2004 at our corporate headquarters at 8300 N. MoPac Expressway, Austin, Texas at 9:00 a.m. Central Standard Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present at the Annual Meeting. The shares represented by this Proxy shall be voted in the manner set forth hereon.


                                     (continued and to be signed on the reverse)